EXHIBIT 10b(3)
LEASE

AGREEMENT OF LEASE, made and entered into this 3rd day of January, 2001, by and between RIEDMAN CORPORATION, a New York corporation with offices at 45 East Avenue, Rochester, NY, 14604, hereinafter referred to as "Landlord"; and BROWN & BROWN, Inc., a Florida corporation with offices at 220 South Ridgewood Avenue, Daytona Beach, FL, 32115-2412, hereinafter referred to as "Tenant."

WITNESSETH:

For and in consideration of the rent and the covenants herein contained, Landlord hereby agrees to lease and let to Tenant, and Tenant does hereby take and lease from Landlord the following described premises: approximately 17,814 rentable square feet of office space located on a portion of the ground floor and all of the seventh and eighth floors in the building located at 45 East Avenue, Rochester, NY as more particularly shown on plans attached hereto and made a part hereof as Exhibit "A," said space to be taken in its as is condition together with the right with the Landlord and other tenants to public and common areas within the building; for a term of five (5) years, or until such term shall earlier terminate, cease or expire as hereinafter provided. Said term to commence on the 3rd day of January, 2001 (though for purposes of Section 1 of this Lease, such term shall deemed to commence on January 1, 2001), and to end on the 31st day of December, 2005, at rental and additional rental provided herein below.

The parties hereto on behalf of themselves, their heirs, distributees, executors, administrators, personal representatives, successors and assigns do hereby agree and covenant as follows:

RENT

1. Tenant shall pay rent in the amount of Three hundred thousand dollars ($300,000) per annum payable monthly in advance in the amount of $25,000 on the first day of each and every month during the term hereof. Tenant shall pay this rent together with any additional rent to be paid to the Landlord at the address specified herein above or at such other place as Landlord may designate in writing, from time to time, without demand and without counterclaim, deduction or setoff.

USE

2. Tenant's purpose is to use and occupy the Premises as an insurance and general office use and for no other purpose. Landlord represents that the Premises may lawfully be used for this intended purpose.

REAL PROPERTY TAXES

3. Tenant shall pay, within thirty (30) days after receipt of a bill therefore, as additional rental, its pro-rata share of any increase in real property taxes levied against 45 East Avenue, over and above the Monroe County tax including all portions thereof, and any replacement or substitution therefore for the year 2001; and over and above the City of Rochester, City and School tax, including all portions thereof, or any replacement or substitution therefore and including any and all additional charges or assessments thereon whether or not identified as a tax, user charge or other designation for the fiscal year, July 1, 2000 to June 30, 2001; whether said increases arise out of a change in rate, assessments, or any other case. Tenant further covenants and agrees to pay its pro-rata share of all water pollution charges including without limitation, pure water charges of any kind and nature, and including any replacement or substitution therefore, regardless of source, levied against 45 East Avenue within thirty (30) days after receipt of a bill.

OPERATING EXPENSES

4. Tenant shall pay, as additional rental, its pro-rata share of any increase in the reasonable operating expenses pertaining to 45 East Avenue over and above the operating expenses for the year 2001. Landlord agrees to render bills for such additional rental in the month of February in each calendar year unless the term of this lease expires prior to such month in any calendar year. In such event, additional rental payable pursuant to this provision shall be pro-rated to the termination date of the lease and shall be based upon the same period of the base year specified herein.

4.1	Operating costs shall mean the costs incurred for the following:
(1)

Wages and Salaries paid by Landlord for janitorial expense and to all persons engaged full time in the normal maintenance and repair of the building, including FICA taxes; however, salaries above the grade of Superintendent shall not be included in such computation;

(2)	Janitorial supplies;
(3)	Repairs to and physical maintenance of the building, including snow and ice removal and the costs of supplies used in connection therewith;
(4)	Reasonable premiums and other charges incurred by Landlord with respect to insurance of any kinds which Landlord incurs;
(5)

Reasonable costs incurred for fuel and other energy for heating the building and operating the air-conditioning system, for electricity, or other power required in connection with the operation of the building;

(6)	Costs incurred in connection with inspection and servicing of all mechanical equipment;
(7)	Water, sewer and pure water charges.

PRO-RATA SHARE

5. Landlord and Tenant agree that the Demised Premises constitute 27.8% of the total rentable space within the building at 45 East Avenue and wherever this Lease provides for pro-rata share, this percentage will be used to make such computation.

CARE AND REPAIR OF PREMISES and ALTERATIONS .

6. Tenant shall commit no act of waste and shall take good care of the Demised Premises and fixtures and appurtenances therein, and shall, in the use and occupancy of the Premises, conform to all laws, orders and regulations of the Federal, State and Municipal governments, or any of their departments, and regulations of the New York Board of Fire Underwriters, applicable to the Premises; Tenant shall not do or permit to be done any act or thing upon the Premises, which will invalidate or be in conflict with the fire insurance policies covering the building of which the Demised Premises form a part, and fixtures and property therein, and shall not do, or permit to be done, any act or thing upon said Premises which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon said Premises or for any other reason. Upon termination of the term, Tenant shall surrender the Premises in as good condition as they were at the beginning of the term, reasonable wear, and damage by fire, the elements, casualty, or other cause not due to the misuse or neglect by Tenant or Tenant's agents, servants, visitors or licensees, excepted. Tenant shall not mark, paint, drill into, or in any way mar or deface any part of the Demised Premises or the building of which they form a part without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, provided however, that notwithstanding the foregoing, such consent shall not be required for Tenant to post or hang pictures, plaques, or signage or install office and computer equipment in the ordinary course of business within the Premises or on the immediate entrances to the Premises. Landlord shall place Tenant's name and locations throughout the Demised Premises in the building directory. Landlord has not conveyed to Tenant any rights in or to the outer side of the outside walls of the building of which the demised Premises are a part, and except as provided herein Tenant shall not display or erect any lettering, signs, advertisements, awnings or other projections or do any boring, or cutting, or stringing of wires in or on the Demised Premises or in or on the building of which they form a part, or make any alterations, decorations, installations, additions or improvements in or to the Demised Premises or in or to the building of which they form a part, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, and which requirement for consent shall be subject to the proviso set forth in the immediately preceding sentence. and at Tenant's sole expense. No water cooler, air-conditioning unit or system or other apparatus shall be installed or used by Tenant without the written consent of the Landlord which consent shall not be unreasonably withheld or delayed. All alterations, decorations, installations, additions or improvements upon the Demised Premises, made by either party, (including paneling, partitions, railings, mezzanine floors, galleries and the like), but excepting movable trade fixtures shall, unless removed.by Tenant within 30 days after termination of this Lease, become the property of the Landlord.

Landlord may, not less than thirty (30) days prior to the expiration or termination of this Lease, or any renewal or extension thereof, notify Tenant that it does not elect to retain Tenant's data and voice cabling installed above the suspended ceiling system and in columns within the Demised Premises, if any, whereupon Tenant shall, at its sole cost and expense, remove the same without otherwise damaging the said ceiling system or columns.

All property of Tenant remaining on the Premises after the last day of the term of this Lease shall conclusively be deemed abandoned and may, at the option of the Landlord, be removed and Tenant shall reimburse Landlord for the cost of such removal. Landlord may have any such property stored at Tenant's risk and expense for a reasonable period of time.

Landlord specifically reserves the right to approve the choice of any contractors or subcontractors employed by, through, or under the Tenant in connection with any tenant alterations or repairs.

Landlord shall be responsible, at its cost and expense, for the repair and maintenance of all common areas within 45 East Avenue.
SUBORDINATION

    This Lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the Demised Premises form a part, and to all renewable, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request.

Tenant agrees to give any Mortgagees and/or Trust Deed Holders, by Registered Mail, a copy of any Notice of Default served upon the Landlord, provided that prior to such notice Tenant has been notified, in writing, (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such Mortgagees and/or Trust Deed Holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagees and/or Trust Deed Holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days, any Mortgagee and/or Trust Deed Holder has commenced and is diligently pursuing the remedies necessary to cure such default, (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure) in which event this lease shall not be terminated while such remedies are being so diligently pursued.

NO ASSIGNMENT, NO SUBLETTING

8. Tenant shall not pledge, hypothecate, assign, mortgage or encumber this Lease, or sublease the whole or any portion of the Demised Premises (except to any affiliated entity of Tenant) without the prior written consent and approval of the Landlord. In the event of any assignment of this Lease or if the Demised Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant, or occupant and apply the net amount collected to the rent reserved herein, but no such assignment of subletting or occupancy or collection shall be deemed a waiver of this covenant or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or subletting shall not in way be construed as a waiver if this covenant, nor shall it serve to relieve Tenant from liability on account hereof nor from obtaining the expressed consent in writing of Landlord for any further assignment or subletting.

PROPERTY LOSS, DAMAGE, REIMBURSEMENT

9. Landlord or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for the loss of or damage to any property of Tenant by theft or otherwise. Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from tire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of said building or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature, unless caused by or due to the negligence of Landlord, its agents, servants, or employees; nor shall Landlord be liable for any latent defect in the Demised Premises or in the building of which they for a part. Tenant shall reimburse and compensate Landlord as additional rent within five business (5) days after rendition of a statement for all expenditures made by, or damages or fines sustained or incurred by, Landlord due to non-performance or non-compliance or breach or failure to observe any term, covenant or condition of this Lease upon tenant's part to be kept, observed, performed or complied with. Tenant shall give immediate notice to Landlord in case of fire or accidents in the Demised Premises or in the building or of defects therein or in any fixtures or equipment.

DESTRUCTION - FIRE OR OTHER CAUSE

10. If the Demised Premises shall be partially damaged by fire or other cause without the fault or neglect of Tenant, tenant's servants, employees, agents, visitors or licensees, the damages shall be repaired by and at the expense of Landlord and the rent until such repairs shall be made shall be apportioned according to the part of the Demised Premises which is usable by the Tenant But if such partial damage is due to the fault or neglect of the Tenant, tenant's servants, employees, agents, visitors or licensees, without prejudice to the rights of subordination of Landlord's insurer, the damages shall be.repaired by Landlord but there shall be no apportionment or abatement of rent. No penalty shall accrue for reasonable delay which may arise by reason of adjustment of insurance on the part of Landlord and/or Tenant, and for reasonable delay on account of "labor troubles," or any other cause beyond Landlord's control. If the Demised Premises are totally damaged or are rendered wholly untenantable by fire or other cause, and if Landlord shall decide not to restore or not to rebuild the same, or if the building shall be so damaged that Landlord shall decide to demolish it or not to rebuild it, then or in any such events Landlord may, within ninety (90) days after such tire or other cause, give Tenant a notice in writing of such decision, and thereupon the term of this lease shall expire by lapse of time upon the third day after such notice is given, and Tenant shall vacate the Demised Premises and surrender the same to Landlord. If Tenant shall not be in default under this Lease then, upon the termination of this lease under the conditions provided for in the sentence immediately preceding, Tenant's liability for rent shall cease as of the day following the casualty. Tenant hereby expressly waives the provisions of Section 227 of the Real Property law and agrees that the foregoing provisions of this Article shall govern and control in lieu thereof. If the damage or destruction be due to the fault or neglect of Tenant the debris shall be removed by and at the expense of the Tenant.

INSURANCE, WAIVERS OF SUBROGTION

11. Landlord shall insure the building of which the Demised Premises are a part, and Tenant shall insure the Demised Premises and its fixtures and contents against fire and other causes included in standard extended coverage by policies which shall include a waiver by the insurer of all right of subrogation against Landlord or Tenant in connection with any loss or damage thereby insured against, and each party, for itself and its insurers waives all such insured claims against the other party, its agents and employees.

SERVICES - ELEVATOR, HVAC, WATER & CLEANING

12. Landlord shall furnish the following services;

a)	Automatic passenger elevator service;
b)

Heat, when and as required by law, on business days, Monday through Friday, between the hours of 7:00 AM and 6:00 PM, excluding Saturday, Sunday and legal holidays, unless special arrangements have been made with the Landlord;

c)	Hot and cold water for lavatory purposes without charge;
d)	Cleaning services customary in 45 East Avenue from time to time, if the Demised Premises are used exclusively for offices;
e)	Electricity for usual office requirements;.
f)

Air cooling during the appropriate season on business days, Monday through Friday, between the hours of 7:00 AM and 6:00 PM, and excluding Saturdays, Sundays and legal holidays, unless special arrangements have been made with the Landlord.

NO OBSTRUCTIONS

13. Tenant shall neither encumber nor obstruct the entrance to or halls and stairs of 45 East Avenue nor allow the same to be obstructed or encumbered in any way.
ABANDONMENT

14. In the event the Tenant shall vacate or abandon the Demised Premises during the term hereof or in the event the Tenant should fail to take possession or to operate its business, the Landlord may, at its option, re-enter the Demised Premises and shall have the same rights and remedies as provided herein upon tenant's default.

CONDEMNATION

15. If the Demised Premises or any part thereof or any estate therein, or any other part of 45 east Avenue materially affecting Tenant's use of the Demised Premises, be taken by virtue of eminent domain, this Lease shall terminate on the date when title vested pursuant to such taking, the rent and additional rent shall be apportioned as of said date and any rent paid for any period beyond said date shall be repaid to Tenant. Tenant shall not be entitled to any part of the award or any payment in lieu thereof; but Tenant may tile a claim for any taking of fixtures and improvements owned by Tenant, and for moving expenses, if allowed by law.

INDEMNIFICATION

16. A. The Tenant agrees to and does hereby indemnify and hold Landlord harmless from any and all claims, demands, costs, expenses, damages and liabilities arising out of or pertaining to the use or occupancy of the Demised Premises or by the operations, acts or omissions of Tenant, or of its servants, agents or employees, upon or in relation to the Demised Premises, and further agrees to defend Landlord with respect to any and all claims or causes of action arising out of the aforesaid use or operation of the leased property by the Tenant, its agents, servants, employees, guests or invitees.

B. The Landlord agrees to and does hereby indemnify and hold Tenant harmless from any and all claims, demands, costs, expenses, damages and liabilities arising out of or pertaining to Landlord's obligations hereunder with respect to the Demised Premises or by the operations, acts or omissions of Landlord, or of its servants, agents or employees, upon or in relation to the Demised Premises, and further agrees to defend Tenant with respect to any and all claims or causes of action arising out of the aforesaid obligations, operations, acts or omissions of the leased property by the Landlord, its agents, servants, employees, guests or invitees.

WAIVER OF TRIAL BY JURY & RIGHT OF REDEMPTION

17. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way, connected with this Lease, the relationship of Landlord and Tenant. Tenant's use or occupancy of said Premises, and/or any claim of injury or damage, and any emergency statutory or any other statutory remedy. Tenant hereby further waives any right of redemption after summary proceedings and the right to a second and further trial after an action for eviction or ejectment. Tenant specifically agrees that, in such event, the right of redemption provided or permitted by any statute law or decision now or hereafter in force and the right to any second or further trial shall be and hereby is expressly waived on behalf of the Tenant, its legal representatives, successors, distributees and assigns and on behalf of all persons or corporations claiming through or under this Lease, together with creditors of all classes and all other persons having an interest therein.

NO WAIVER

18. Receipt of any rent or any portion thereof, whether specifically reserved or payable under any of the covenants herein contained, or of any portion thereof, after a default on the part of the Tenant (whether such rent is due before or after such default) shall not be deemed to operate as a waiver of the right of the Landlord to enforce the payment of any rent or other obligation herein reserved or to declare a forfeiture of this lease and to recover the possession of the leased premises, as provided in this Lease. Nor shall the failure to enforce any covenant after its breach or any provision after default be construed as a waiver on the part of the Landlord of any rights under this Lease.

DEFAULT, LANDLORD REMEDIES

19. A. If the Tenant shall, at any time, be in default in the payment of the rents or any other payments required of the Tenant hereunder, or any part thereof, and such default shall continue for a period of fifteen (15) days after the due date, or if the Tenant shall be in default in the performance of any of the other covenants and conditions of this Lease to be kept, observed and performed by the Tenant, and such default shall not have been cured within twenty (20) days after written notice and demand, or, in the event the default is of such a nature that it cannot be cured within twenty (20) days and the Tenant has not taken reasonable steps to cure said default, or if this leasehold interest shall be levied on and taken on execution, attachment or other process of law, whereby the Demised Premises shall be taken or occupied by someone other than the Tenant, or if a receiver, assignee or trustee shall be appointed for the Tenant or Tenant's property, and the appointment of such receiver be not vacated and set aside within twenty (20) days.from the date of such appointment, or if this Lease shall, by operation law, devolve upon or pass to any person or persons other than the Tenant, then, in any of the events enumerated above, the Landlord may, at the Landlord's option, upon five business (5) days notice in writing, served either personally or by Certified Mail on the Tenant, terminate this Lease, and this Lease and the terms thereof shall automatically cease and terminate at the expiration of said five business (5) day period as if said date were set forth in this Lease as the termination date, and it shall be lawful for the landlord, at his option, to enter the leased premises, or any part thereof, and to hold, possess and enjoy the said Premises and remove all persons therefrom by summary proceedings or by any action or proceeding or by force or otherwise, anything herein contained to the contrary notwithstanding, and any notice required by Section 731 of the Real Property Actions and Proceedings Law of the State of New York, or any other statute or regulation now or hereafter in force is specifically waived by the tenant.

In the event the Landlord recovers said Premises as a result of a breach of the terns covenants and conditions contained in this Lease, as heretofore and hereafter referred to, the Landlord, at his option, reserves the right to relet the Premises, either in the name of the Landlord or Tenant for a term or terms which may, at the Landlord's option, extend beyond the balance of the term of this Lease, and the Tenant shall pay the Landlord any deficiency between the rent hereby reserved and covenanted to be paid and the net amount of the rents collected on such reletting, as well as any reasonable expenses incurred by the Landlord in such reletting, including, but not limited to, attorney's fees, brokers' fees, expenses for putting the Premises in good order and preparing same for rerental. Such deficiency shall be paid in monthly installments upon statements rendered by the Landlord to the Tenant, any suits brought to collect the amount of the deficiency for any one or more months shall not preclude any subsequent suit or suits to collect the deficiency for any subsequent months.

No receipt of monies by the Landlord from the Tenant after the termination in any way of this Lease or after the giving of any notice shall reinstate, continue or extend the term of this Lease or affect any notice given to the Tenant prior to the receipt of such money; it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of said Premises, the Landlord may receive and collect any rent due, and the payment of said rent shall not waive or affect said notice, suit or judgment.

B. If the Tenant defaults in the payment of any of the obligations payable by the Tenant hereunder, the Landlord may, at its option, pay the same, and the amount so paid, together with interest at the legal rate thereof, may be added as additional rent to the next installment of rent becoming due on the next rent day, and the amount so paid, whether or not paid by the Landlord, shall be deemed to be rent due and payable on such rent day or on any subsequent rent day as the landlord may, at his option, elect, but it is expressly covenanted and agreed that payment by the Landlord of any obligation herein imposed upon the Tenant shall not be deemed to waive or release the default in the payment thereof by the Tenant or the right of the Landlord immediately to recover possession, at the Landlord's option, of the leased Premises by reason of such default.

C. Any and all rights and remedies given to the Landlord herein with respect to the recovery of the demised Premises by reason of the Tenant's default or breach of any of the terms and provisions thereof, including without limitation, the payment of any sums due pursuant hereto, or the right to re-enter and take possession of the Premises upon the happening of any such breach or default, or the right to maintain any action for rent or damages, are hereby reserved and conferred upon the Landlord as distinct, separate and cumulative remedies; and no one of them, whether exercised by the Landlord or not, shall be deemed to be an exclusion of any of the others. In any action by Landlord in furtherance of its rights pursuant to this lease, including without limitation, summary proceedings, Landlord shall be entitled to collect from Tenant any and all reasonable attorneys fees in addition to any other costs and expenses allowed by law.

BANKRUPTCY

20. In order to more effectively secure to the Landlord the rent and other terms herein provided, it is agreed, as a further condition of this lease, that the filing of any voluntary petition under the national Bankruptcy Code, or an assignment for the benefit of creditors by or against the Tenant shall be deemed to constitute a breach of this Lease, and thereupon ipso facto and without entry of any other action by the Landlord, this lease shall become and be terminated, as aforesaid, and the Landlord shall have the same rights and remedies as set forth hereinabove.

LANDLORD'S RIGHT TO CURE

21. If the Tenant breaches a covenant or condition of this Lease, Landlord may, on reasonable notice to Tenant (except that no notice need be given in case of emergency), cure such breach at the expense of Tenant and the reasonable amount of all expenses, including attorneys' fees, incurred by Landlord in doing so (whether paid by Landlord or not) shall be deemed additional rent payable on demand. That in the event Landlord shall assign this Lease, Tenant agrees to look only to the Landlord's assignee for the performance of Landlord's obligations as specified herein.

MECHANIC'S LIEN

22. Tenant shall within ten (10) days after notice from Landlord discharge any mechanic's lien for materials or labor claimed to have been furnished to the Demised Premises on tenant's behalf That in the event the Tenant shall fail to cause such mechanic's lien to be discharged by payment or posting of a bond, landlord may thereupon take any steps it deems reasonably necessary for the discharge of such mechanic's lien, including the payment of the amounts claimed therein, whereupon any sums paid by the Landlord for the purpose of securing such discharge, including any and all reasonable attorneys fees, shall be deemed additional rent, payable on demand.

POSSESSION

23. That Landlord shall not be liable for failure to give possession of the Premises upon commencement date by reason of the fact that Premises are not ready for occupancy or because a prior Tenant or any other person is wrongfully holding over or is in wrongful possession, or for any other reason. The rent (including reserved rent to be apportioned) shall not commence until possession is given or is available, but the term herein shall not be extended.

INTERRUPTION OF SERVICES OR USE

24. Interruption or curtailment of any service maintained in 45 East Avenue, caused by strikes, mechanical difficulties, or any causes beyond Landlord's control whether similar or dissimilar to those enumerated, shall not entitle Tenant to any claim against Landlord or to any abatement in rent, nor shall the same constitute constructive or partial eviction, unless Landlord fails to take such measures as may be reasonable in the circumstances to restore the service without undue delay. If the Demised Premises are rendered untenantable in whole or in part, for a period of over three (3) business days, by the making of repairs, replacements or additions, other than those made with Tenant's consent or caused by misuse or neglect by Tenant or Tenant's agents, servants, visitors or licensees, there shall be a proportionate abatement of rent during the period of such untenantability. If the Demised Premises are untenantable for a period of 90 days, then Tenant shall have the right to terminate this Lease, effective as of the date of notice of such termination.

MARGINAL NOTATIONS

25. The marginal notations in this Lease are included for convenience only and shall not be taken into consideration in any construction or interpretation of this lease or any of its provisions.
QUIET ENJOYMENT

26. Landlord covenants that if so long as Tenant pays the rent and additional rent and performs the covenants hereof, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises for the term herein mentioned, subject to the provisions of this Lease.

BILLS & NOTICES

27. Except as otherwise in this Lease provided, a bill, statement, notice or communication which Landlord may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by Certified Mail addressed to Tenant at the building of which the Demised Premises form a part and at the business address of Tenant set forth above, and the time of the rendition of such bill or statement and of the giving of such notice or communication 11.shall be deemed to be the time when the same is delivered to tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Landlord must be served by Certified Mail addressed to Landlord at the address first hereinabove given or at such other address ad landlord shall designate by written notice.

GLASS

28. Landlord shall replace, at the expense of Tenant, any and all plate and other glass damaged or broken due to Tenant's negligence in and about the Demised Premises. Tenant shall insure all plate and other glass in and about the Demised Premises. In the event Tenant fails to do so, Landlord may insure, and keep insured, at Tenant's expense, all plate and other glass in the Demised Premises for and in the name of Landlord. Bills for the premiums therefore shall be rendered by Landlord to Tenant at such times as Landlord may elect for any expense incurred by Landlord in replacement of the glass, and shall be due from, and payable by, Tenant when rendered, and the amount thereof shall be deemed to be, and be paid as, additional rent.

HEIRS, ASSIGNS

29. The provisions of this Lease shall apply to, bind and inure to the benefit of landlord and Tenant, and their respective successors, legal representatives, distributees, and assigns.
ESTOPPEL CERTIFICATE

30. Tenant agrees, upon request, to execute and deliver an Estoppel Certificate certifying that this Lease continues in full force and effect and that the Landlord is not in default of any provision hereunder; and that there exists no defenses, setoffs, or counterclaims with respect to the Tenant's obligations to pay rent or perform any of its obligations hereunder.

ADDITIONAL PROVISIONS

31. In each instance in this Lease where Landlord's consent or approval is required, such consent or approval shall not be unreasonably withheld or delayed.
RULES & REGULATIONS

32. Tenant shall observe and comply with any rules and regulations hereinafter set forth, which are made a part hereof, and with such further reasonable rules and regulations as Landlord may prescribe, on written notice to Tenant, for the safety, care and cleanliness of 45 East Avenue and the comfort, quiet and convenience of other occupants of 45 East Avenue.

IN WITNESS WHEREOF, the parties hereto have duly executed this lease as of the day and year first above written.
LANDLORD

RIEDMAN CORPORATION

By: /S/ john r. Riedman
John R. Riedman, Chairman

TENANT

BROWN & BROWN, INC.

By: /S/ J. HYATT BROWN